Exhibit 10.1

AMENDMENT NO. 3 TO CREDIT AGREEMENT

AMENDMENT NO. 3 TO CREDIT AGREEMENT, dated as of August 8, 2011 (this “Amendment”), among AVAYA INC., a Delaware corporation (the “Borrower”), CITIBANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) and the Lenders (as defined below) party hereto.

PRELIMINARY STATEMENTS

A. The Borrower, Avaya Holdings Corp. (formerly known as Sierra Holdings Corp.), a Delaware corporation (“Holdings”), the Administrative Agent and each lender from time to time party thereto (the “Lenders”) have entered into a Credit Agreement, dated as of October 26, 2007, as amended by Amendment No. 1, dated as of December 18, 2009, and as amended and restated as of February 11, 2011 pursuant to the Amendment Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time through the date hereof, the “Restated Credit Agreement”).

B. The parties hereto wish to amend the Restated Credit Agreement to extend the maturity of the Revolving Credit Facilities.

C. The Extending Revolving Credit Lenders party hereto hold all of the Revolving Credit Commitments under the Restated Credit Agreement as of the date hereof and have agreed to extend the maturity of all of the Revolving Credit Commitments under the Restated Credit Agreement in accordance with the terms and subject to the conditions set forth herein.

D. Section 2.16 of the Restated Credit Agreement provides that the Borrower, the Administrative Agent and the Extending Revolving Credit Lenders may enter into an Extension Amendment to provide for the extension of the Revolving Credit Facilities contemplated by this Amendment.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and receipt of all of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Definitions. Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Restated Credit Agreement.

SECTION 2. Amendment. Effective as of the Amendment No. 3 Effective Date (as defined below), and subject to the terms and conditions set forth herein, the Restated Credit Agreement is hereby amended as follows:

(a) Section 1.01 of the Restated Credit Agreement is hereby amended by adding in the appropriate alphabetical order the following new definitions:

“Amendment No. 3” means Amendment No. 3 to this Agreement, dated as of August 8, 2011, among the Borrower, the Extending Revolving Credit Lenders and the Administrative Agent.

“Amendment No. 3 Effective Date” has the meaning specified in Amendment No. 3.

(b) Section 1.01 of the Restated Credit Agreement is hereby amended by amending and restating clause (a) of the definition of “Maturity Date” as follows: “(a) with respect to the Revolving Credit Facilities existing on the Amendment No. 3 Effective Date, October 26, 2016”.

SECTION 3. Extension of the Revolving Credit Commitments. For the avoidance of doubt, (a) this Amendment constitutes an Extension Amendment pursuant to Section 2.16 of the Restated Credit Agreement, (b) each Revolving Credit Lender that has executed and delivered a counterpart to this Amendment constitutes an Extending Revolving Credit Lender with respect to all of its Revolving Credit Commitments, and (c) from and after the Amendment No. 3 Effective Date, each reference to “Revolving Credit Borrowing,” “Revolving Credit Commitments,” “Revolving Credit Facilities” and “Revolving Credit Loans” (and related terms as appropriate) in the Restated Credit Agreement shall be deemed to refer to the Extended Revolving Credit Commitments created by this Amendment.

SECTION 4. Conditions of Effectiveness. This Amendment shall become effective as of the first date (such date being referred to as the “Amendment No. 3 Effective Date”) when each of the following conditions shall have been satisfied:

(a) Execution of Documents. The Administrative Agent shall have received (i) this Amendment, duly executed and delivered by the Borrower and each Extending Revolving Credit Lender, and (ii) a Guarantor Consent and Reaffirmation, in the form of Annex A hereto, duly executed and delivered by each Guarantor.

(b) Legal Opinion. The Administrative Agent shall have received a satisfactory legal opinion of counsel to the Borrower addressed to it and the Lenders.

(c) Certificate of Responsible Officer. The Administrative Agent shall have received (a) a certificate of a Responsible Officer of the Borrower, certifying the conditions precedent set forth in Sections 4.02(a) and (b) of the Restated Credit Agreement shall have been satisfied on and as of the Amendment No. 3 Effective Date and (b) a certificate attesting to the Solvency of the Borrower and its Restricted Subsidiaries (taken as a whole) on the Amendment No. 3 Effective Date before and after giving effect to this Amendment No. 3, from the Chief Financial Officer or Treasurer of the Borrower.

(d) PATRIOT Act. Each Extending Revolving Credit Lender shall have received at least 5 days prior to the Amendment No. 3 Effective Date all documentation and other information required by regulatory authorities with respect to the Borrower reasonably requested at least 10 Business Days prior to the Amendment No. 3 Effective Date by such Lender under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act.

(e) Conditions With Respect to Mortgaged Properties. The Administrative Agent shall have received (i) a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property and (ii) with respect to any such Mortgaged Property that is located in a special flood hazard area, (x) a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each Loan Party relating thereto and (y) a copy of, or a certificate as to coverage under, the property and flood insurance policies required by Section 6.07 of the Restated Credit Agreement and the applicable provisions of the Security Agreement, each of which shall include a loss payable or mortgagee endorsement (as applicable) in form and substance consistent with such certificates previously delivered to the Administrative Agent.

(f) Perfection Certificate and Lien Searches. The Administrative Agent shall have received (i) an updated perfection certificate with respect to the Loan Parties in form and substance consistent with such certificates previously delivered to the Administrative Agent (other than with respect to intellectual property schedules to the perfection certificate, which shall continue to be updated in accordance with the terms of the Loan Documents) and (ii) copies of a recent Lien and judgment search in each jurisdiction reasonably requested by the Administrative Agent with respect to the Loan Parties.

SECTION 5. Representations and Warranties. The Borrower represents and warrants as follows as of the date hereof:

(a) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate or other organizational action. Neither the execution, delivery and performance by the Borrower of this Amendment will (a) contravene the terms of any of the Borrower’s Organization Documents, (b) result in any breach or contravention of, or the creation of any Lien upon any of the property or assets of the Borrower or any of the Restricted Subsidiaries (other than as permitted by Section 7.01 of the Restated Credit Agreement) under (i) any Contractual Obligation to which the Borrower is a party or affecting the Borrower or the properties of the Borrower or any of its Restricted Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or its property is subject; or (c) violate any applicable material Law; except with respect to any breach, contravention or violation (but not creation of Liens) referred to in clauses (b) and (c), to the extent that such breach, contravention or violation would not reasonably be expected to have a Material Adverse Effect.

(b) This Amendment has been duly executed and delivered by the Borrower. Each of this Amendment, the Restated Credit Agreement and each other Loan Document to which the Borrower is a party, after giving effect to the amendments pursuant to this Amendment, constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity and principles of good faith and fair dealing.

(c) Upon the effectiveness of this Amendment, no Default or Event of Default shall exist.

(d) Upon the effectiveness of this Amendment and after giving effect to the transactions contemplated hereby, the Borrower and its Restricted Subsidiaries, on a consolidated basis, are Solvent.

(e) Each of the representations and warranties of the Borrower and each other Loan Party contained in Article V of the Restated Credit Agreement or any other Loan Document, is true and correct in all material respects on and as of the date hereof; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they are true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language is true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

SECTION 6. Post-Effectiveness Obligations.

(a) Within sixty (60) days after the Amendment No. 3 Effective Date, unless waived or extended in writing by the Administrative Agent in its sole discretion, with respect to each Mortgaged Property, the Borrower shall deliver or shall cause the applicable Loan Party to deliver the following (to the extent not otherwise delivered prior to the Amendment No. 3 Effective Date) to the Administrative Agent:

(i)	with respect to each Mortgage encumbering Mortgaged Property, an amendment (each, a “Mortgage Amendment”) duly executed and acknowledged by the applicable Loan Party, and in form for recording in the recording office where such Mortgage was recorded, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof under applicable law, in each case in form and substance reasonably satisfactory to the Administrative Agent;

(ii)	with respect to each Mortgage Amendment, an endorsement to the existing title insurance policy assuring the Administrative Agent that the Mortgage, as amended by the Mortgage Amendment, is a valid and enforceable first priority lien on such Mortgaged Property in favor of the Administrative Agent (as appropriate) for the benefit of the Secured Parties free and clear of all liens except those liens created or permitted by the Mortgage or by the Administrative Agent, and such endorsement to title insurance policy shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent;

(iii)	with respect to each Mortgage Amendment, opinions of counsel to the Loan Parties, which opinions (x) shall be addressed to the Administrative Agent and each of the Secured Parties, (y) shall cover (i) the due authorization, execution, delivery of such Mortgage Amendment and (ii) the enforceability of the respective Mortgage as amended by the Mortgage Amendment, and (x) shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent; and

(iv)	with respect to the Mortgaged Property, a copy of, or a certificate as to coverage under, the property insurance policies required by Section 6.07 of the Credit Agreement and the applicable provisions of the Security Agreement, which shall include a mortgagee endorsement in form and substance consistent with such certificates previously delivered to the Administrative Agent.

SECTION 7. Reference to and Effect on the Credit Agreement and the Loan Documents.

(a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Borrower under the Restated Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Restated Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case, as amended by this Amendment.

(b) On and after the effectiveness of this Amendment, this Amendment shall for all purposes constitute a Loan Document.

SECTION 8. Costs and Expenses. The Borrower agrees to pay or reimburse the Administrative Agent pursuant to Section 10.04 of the Restated Credit Agreement.

SECTION 9. Execution in Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or electronic transmission of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

SECTION 10. Notices. All communications and notices hereunder shall be given as provided in the Restated Credit Agreement.

SECTION 11. Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 12. Successors. The terms of this Amendment shall be binding upon, and shall inure for the benefit of, the parties hereto and their respective successors and assigns.

SECTION 13. Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

AVAYA INC.

By:	/s/ Matthew Booher
Name:	Matthew Booher
Title:	Vice President and Treasurer

CITIBANK, N.A., as Administrative Agent

By:	/s/ Matthew S. Burke
Name: Matthew S. Burke
Title: Vice President

BARCLAYS BANK PLC, as a Revolving Credit Lender

By:	/s/ Nicole Conjares
Name: Nicole Conjares
Title: AVP

CITICORP NORTH AMERICA INC., as a Lender

By:	/s/ Timothy Dilworth
Name: Timothy Dilworth
Title: Vice President

CREDIT SUISSE AG, Cayman Islands Branch, as a Lender

By:	/s/ Jay Chall
Name: Jay Chall
Title: Director

By:	/s/ Rahul Parmar
Name: Rahul Parmar
Title: Associate

Deutsche Bank AG, New York Branch, as a Revolving Credit Lender

By:	/s/ Evelyn Thierry
Name: Evelyn Thierry
Title: Director

By:	/s/ Omayra Laucella
Name: Omayra Laucella
Title: Vice President

GOLDMAN SACHS LENDING PARTNERS LLC, as a Revolving Credit Lender

By:	/s/ Mark Walton
Name: Mark Walton
Title: Authorized Signatory

JPMorgan Chase Bank, N.A., as a Revolving Credit Lender

By:	/s/ Ann B. Kerns
Name: Ann B. Kerns Title: Vice President

MORGAN STANLEY SENIOR FUNDING, INC, as a Revolving Credit Lender

By:	/s/ Andrew Earls
Name: Andrew Earls Title: VP

UBS Loan Finance LLC, as a Lender

By:	/s/ Irja R. Otsa
Name: Irja R. Otsa Title: Associate Director

By:	/s/ Joselin Fernandes
Name: Joselin Fernandes Title: Associate Director

ANNEX A

GUARANTOR CONSENT AND REAFFIRMATION

August 8, 2011

Reference is made to Amendment No. 3 to Credit Agreement attached as Exhibit A hereto (the “Amendment”), dated as of August 8, 2011 to the Credit Agreement dated as of October 26, 2007, as amended by Amendment No. 1, dated as of December 18, 2009 and as amended and restated as of February 11, 2011 pursuant to Amendment No. 2 (as amended, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Restated Credit Agreement”), among Avaya Inc. (the “Borrower”), Avaya Holdings Corp. (formerly known as Sierra Holdings Corp.), Citibank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and each Lender from time to time party thereto. Capitalized terms used but not otherwise defined in this Guarantor Consent and Reaffirmation (this “Consent”) are used with the meanings attributed thereto in the Amendment.

Each Guarantor hereby consents to the execution, delivery and performance of the Amendment and agrees that each reference to the Credit Agreement in the Loan Documents shall, on and after the Amendment No. 3 Effective Date, be deemed to be a reference to the Restated Credit Agreement as amended by the Amendment.

Each Guarantor hereby acknowledges and agrees that, after giving effect to the Amendment, all of its respective obligations and liabilities under the Loan Documents to which it is a party, as such obligations and liabilities have been amended by the Amendment, are reaffirmed, and remain in full force and effect.

After giving effect to the Amendment, each Guarantor reaffirms each Lien granted by it to the Administrative Agent for the benefit of the Secured Parties under each of the Loan Documents to which it is a party, which Liens shall continue in full force and effect during the term of the Restated Credit Agreement, and shall continue to secure the Obligations (after giving effect to the Amendment), in each case, on and subject to the terms and conditions set forth in the Restated Credit Agreement and the other Loan Documents.

Nothing in this Consent shall create or otherwise give rise to any right to consent on the part of the Guarantors to the extent not required by the express terms of the Loan Documents.

This Consent is a Loan Document and shall be governed by, and construed and interpreted in accordance with, the law of the state of New York.

IN WITNESS WHEREOF, the parties hereto have duly executed this Consent as of the date first set forth above.

AVAYA HOLDINGS CORP.

AC TECHNOLOGIES, INC.

AVAYA CALA INC.

AVAYA EMEA LTD.

AVAYA FEDERAL SOLUTIONS, INC.

AVAYA GOVERNMENT SOLUTIONS INC.

AVAYA INTEGRATED CABINET SOLUTIONS INC.

AVAYA MANAGEMENT SERVICES INC.

AVAYA WORLD SERVICES INC.

INTEGRATED INFORMATION TECHNOLOGY CORPORATION

SIERRA ASIA PACIFIC INC.

TECHNOLOGY CORPORATION OF AMERICA, INC.

UBIQUITY SOFTWARE CORPORATION

VPNET TECHNOLOGIES, INC.

AVAYA HOLDINGS LLC

AVAYA HOLDINGS TWO, LLC

OCTEL COMMUNICATIONS LLC

By:
Name:
Title:

Exhibit A to

Guarantor Consent and Reaffirmation

Amendment No. 3 to Credit Agreement

[See attached]